UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting MaterialPursuant to §240.14a-12

BIOMET, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note: On May 7, 2007 Biomet, Inc. sent the following voting instruction card to account holders in the Biomet 401(k) Savings and Retirement Plan (which includes what was formerly known as the Biomet Employee Stock Bonus Plan) as of April 20, 2007.

Our records reflect that as of April 20, 2007, the record date for the Special Meeting, your accounts under the Biomet 401(k) Savings and Retirement Plan (the "Plan") contain shares of Biomet, Inc. common stock. Since shares of Biomet common stock held under the Plan are held solely in the name of the trustee under the Plan (Charles Schwab & Co.), you do not have right to vote these shares directly. However, pursuant to Section 12.07 of the Plan, you have the right to direct the trustee (Charles Schwab & Co.) how to vote the shares that are allocated to your accounts under the Plan. If you desire to direct the trustee on how to vote the shares held in your accounts under the Plan, please follow the voting instructions below. If you do not respond to this request for your voting instructions, the shares allocated to your accounts under the Plan will be voted in the same proportion as shares for which the trustee receives voting instructions.

THERE ARE THREE ALTERNATIVE MEANS OF PROVIDING VOTING INSTRUCTIONS

Your telephone or Internet vote authorizes the trustee to vote your shares as if you had returned your voting instruction card. These cost effective and convenient ways of voting are available 24 hours a day, 7 days a week. We encourage you to use them.

TELEPHONE VOTING

This method of voting is available only for residents of the United States and Canada. On a touch tone telephone, call ***TOLL FREE 1-800-433-2279***, 24 hours a day, 7 days a week. You will be asked to enter **ONLY** the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the instructions. Your vote will be cast as you direct. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on June 6, 2007.

INTERNET VOTING

Visit the Internet voting Web site at **http://proxy.georgeson.com** and have your voting instruction card ready. Enter the COMPANY NUMBER **AND** CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. The deadline for casting your vote is 5:00 p.m., Eastern Daylight Savings Time on June 6, 2007.

VOTING BY MAIL

Simply mark, sign and date your proxy card and return it in the postage-paid envelope. Biomet must receive your executed voting instruction card by 5:00 p.m., Eastern Daylight Savings Time, on June 6, 2007. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

X Please mark your votes as indicated in this example.

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1 AND 2.

	FOR	AGAINST	ABSTAIN
1. Proposal to approve the Agreement and Plan of Merger, dated as of December 18, 2006, by and among Biomet, Inc. an Indiana corporation, LVB Acquisition, LLC, a Delaware limited liability company, and LVB Acquisition Merger Sub. Inc. an Indiana corporation and a wholly-owned subsidiary of LVB Acquisition, LLC.	☐	☐	☐
2. Any proposal to adjourn the special meeting to a later date if necessary or appropriate, including an adjournment to provide additional information to shareholders or to solicit additional proxies if there are not sufficient votes in favor of the approval of the merger agreement.	☐	☐	☐

3. To transact any other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

This proxy will be voted in the manner directed herein by the undersigned. **IF YOU ELECT YO VOTE BY MAIL AND SIGN AND RETURN THIS PROXY BUT DO NOT PROVIDE ANY VOTING DIRECTIONS, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT, "FOR" A PROPOSAL TO ADJOURN THE SPECIAL MEETING AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.**

Dated: ______________________, 2007

____
Signature of Participant

Instructions
1. Read the enclosed materials carefully.
2. Unless voting by telephone or Internet, please complete and sign this instruction card, and return it promptly in the enclosed postage paid envelope.
3. The tabulator is: Georgeson Inc.
   Wall Street Station
   P.O. Box 1102
   New York, NY 10269-0667

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

BIOMET, INC.

PROXY

To: Charles Schwab & Co., as Trustee for the Biomet 401(k) Savings and Retirement Plan.

I acknowledge receipt of the Notice of Special Meeting of Shareholders of Biomet, Inc. to be held on June 8, 2007, and the related Proxy Statement.

As to my proportional interest in any stock of Biomet registered in your name, you are directed as indicated on the reverse side as to the matters listed in the form of Proxy solicited by the Board of Directors of Biomet.

I understand that if I sign this instruction card on the other side without otherwise indicating my voting instructions, it will be understood that I wish my proportional interest in the shares to be voted in accordance with the recommendations of the Board of Directors of Biomet as to Items 1 and 2.

If any such stock is registered in the name of your nominee, the authority and directions herein shall extend to such nominee.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENVELOPE PROVIDED. IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

(Continued, and to be dated and signed, on the other side)